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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

            This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 12, 2004, by and between WellCare Holdings, LLC, a Delaware limited liability company (the "LLC"), and WellCare Group, Inc., a Delaware corporation and a wholly-owned subsidiary of the LLC ("Merger Sub"). Reference is hereby made to the Second Amended and Restated Limited Liability Company Agreement of the LLC, dated as of September 5, 2002, as amended by that certain First Amendment dated as of November 24, 2003 and that certain Second Amendment dated as of February 10, 2004 (the "LLC Agreement").

                                   WITNESSETH:

            WHEREAS, as of the execution of this Agreement, the LLC's issued and outstanding Units (as such term is defined in the LLC Agreement) ("Units") consist solely of (i) Class A Common Units ("Class A Common Units"), (ii) Class B Common Units ("Class B Common Units") and (iii) Class C Common Units ("Class C Common Units"), in each case, as such terms are defined in the LLC Agreement;

            WHEREAS, as of the execution of this Agreement, the LLC owns 100 shares of Merger Sub's common stock, par value $0.01 per share ("Merger Sub Common Stock"), which represents all of Merger Sub's issued and outstanding capital stock;

            WHEREAS, Section 264 of the Delaware General Corporation Law, 8 Del.
C. Section 101, et seq. ("DGCL"), and Section 18-209 of the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., ("DLLCA"), authorize the merger of one or more Delaware limited liability companies with and into a Delaware corporation;

            WHEREAS, in connection with an initial public offering of Surviving Corporation Common Stock (as defined herein) (the "IPO"), which initial public offering shall constitute an Initial Public Offering (as such term is defined in Section 12.16 of the LLC Agreement), the LLC and Merger Sub desire to merge (the "Merger") with Merger Sub being the surviving entity (the "Surviving Corporation");

            WHEREAS, this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been approved, consented to and adopted by (i) the Board of Directors of the LLC and (ii) the requisite holders of the LLC's issued and outstanding Units, in each case, as required by applicable law and by the LLC Agreement; and

            WHEREAS, this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been approved, consented to and adopted by (i) the Board of Directors of Merger Sub and (ii) the LLC, in its capacity as the sole shareholder of Merger Sub, in each case, as required by applicable law and by Merger Sub's certificate of incorporation and bylaws;
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            NOW, THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the LLC and Merger Sub hereby agree as follows:

            1. DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

            "Adjusted Pre-IPO Valuation" means (i) the Pre-IPO Valuation plus
      (ii) the Aggregate Exercise Price.

            "Aggregate Exercise Price" means the aggregate exercise price with respect to all of the vested and unvested Outstanding Options.

            "Aggregate Unpaid Yield" means the aggregate Class A Common Unpaid Yield (as such term is defined in the LLC Agreement) that as of immediately prior to Effective Time is attributable to all of the Class A Common Units issued and outstanding as of immediately prior to the Effective Time.

            "Aggregate Unreturned Capital Value" means the aggregate Class A Common Unreturned Capital Value (as such term is defined in the LLC Agreement) that as of immediately prior to Effective Time is attributable to all of the Class A Common Units issued and outstanding as of immediately prior to the Effective Time.

            "Class A Common Member" means each owner of record of Class A Common Units as of immediately prior to the Effective Time, but solely in such owner's capacity as an owner of Class A Common Units.

            "Class B Common Member" means each owner of record of Class B Common Units as of immediately prior to the Effective Time, but solely in such owner's capacity as an owner of Class B Common Units.

            "Class C Common Member" means each owner of record of Class C Common Units as of immediately prior to the Effective Time, but solely in such owner's capacity as an owner of Class C Common Units.

            "IPO Offering Price" means the offering price per share of Surviving Corporation Common Stock in connection with the IPO.

            "Number of Class A Common Units" means the number of Class A Common Units issued and outstanding as of immediately prior to the Effective Time.

            "Number of Class B Common Units" means the number of Class B Common Units issued and outstanding as of immediately prior to the Effective Time.

            "Number of Class C Common Units" means the number of Class C Common Units issued and outstanding as of immediately prior to the Effective Time.


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            "Number of Fully Diluted Common Units" means (i) the Number of Class
      A Common Units plus (ii) the Number of Class B Common Units plus (iii) the Number of Class C Common Units plus (iv) the Number of Option Units.

            "Number of Option Units" means the number of Class A Common Units issuable upon the exercise in full of all of the vested and unvested Outstanding Options.

            "Outstanding Options" means all of the options to purchase Class A Common Units that have been granted and/or issued by the LLC and that are unexercised and outstanding as of immediately prior to the Effective Time (including all such options that have been issued by the LLC (i) to any employee of the LLC or any of its subsidiaries pursuant to the WellCare Holdings, LLC 2002 Employee Option Plan, (ii) to any director of the LLC, or (iii) to any consultant of the LLC or any of its subsidiaries).

            "Pre-IPO Valuation" means the equity value of the Surviving Corporation immediately prior to the consummation of the IPO (and after giving effect to the consummation of the Merger), as determined by the Pricing Committee of the Board of Directors of Merger Sub in consultation with the managing underwriters of the IPO. For the avoidance of doubt, the Pre-IPO Valuation shall be determined based upon the valuation of the Surviving Corporation used in connection with the determination of the IPO Offering Price.

            "Pro Rata Percentage" means (i) with respect to any Class A Common Member, the number of issued and outstanding Class A Common Units owned of record by such Class A Common Member as of immediately prior to the Effective Time divided by the Number of Fully Diluted Common Units, (ii) with respect to any Class B Common Member, the number of issued and outstanding Class B Common Units owned of record by such Class B Common Member as of immediately prior to the Effective Time divided by the Number of Fully Diluted Common Units and (iii) with respect to any Class C Common Member, the number of issued and outstanding Class C Common Units owned of record by such Class C Common Member as of immediately prior to the Effective Time divided by the Number of Fully Diluted Common Units.

            "Residual Value" means (i) the Adjusted Pre-IPO Valuation minus (ii) the Aggregate Unpaid Yield minus (iii) the Aggregate Unreturned Capital Value.

            "Surviving Corporation Common Stock" means the Surviving Corporation's common stock, par value $0.01 per share.

            "Warrant Notes" has the meaning given to such term in the LLC Agreement.

            "Warrant Units" has the meaning given to such term is the LLC Agreement.

            2. MERGER. Subject to the terms of this Agreement, at the Effective Time (as defined herein), the LLC shall be merged with and into Merger Sub in accordance with Sections 259 and 264 of the DGCL, Section 18-209 of the DLLCA, and any other applicable provision of law. The separate corporate existence of the LLC shall thereupon cease, and Merger Sub shall


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be the Surviving Corporation. As of the Effective Time, the name of the
Surviving Corporation shall be "WellCare Health Plans, Inc."

            3. EFFECT OF MERGER. Upon the Effective Time, the Merger shall have the effects provided for in Section 259 of the DGCL and Section 18-209 of the DLLCA. For Federal (and, where applicable, state and local) income tax purposes, the Merger represents the contribution of all of the assets of the LLC to Merger Sub in exchange for shares of common stock of the Surviving Corporation in a transaction governed by Section 351 of the Internal Revenue Code of 1986, as amended, followed by the liquidation of the LLC.

            4. CERTIFICATE OF INCORPORATION AND BYLAWS. From and after the Effective Time, (i) the Amended and Restated Certificate of Incorporation of Merger Sub attached hereto as Exhibit A (the "Certificate of Incorporation") shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended in accordance with its terms and applicable law and (ii) the Amended and Restated Bylaws of Merger Sub attached hereto as Exhibit B (the "Bylaws") shall be the bylaws of the Surviving Corporation, until thereafter changed or amended in accordance with its terms and applicable law.

            5. OFFICERS. The officers of Merger Sub as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, and shall hold the same offices, with the same rights and duties attendant thereto, as existed immediately prior to the Effective Time at Merger Sub. Such officers shall hold office from and after the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws, or as otherwise provided by applicable law.

            6. DIRECTORS. The directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, with the same rights and duties attendant thereto, as existed immediately prior to the Effective Time at Merger Sub. Such directors shall hold their positions from and after the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws, or as otherwise provided by applicable law.

            7. LLC AGREEMENT. As of the Effective Time and at all times thereafter, the LLC Agreement shall be terminated and shall be of no further force or effect; provided, however, that the provisions of Section 12.16 of the LLC Agreement shall survive such termination and shall remain in effect in connection with the IPO.

            8. EFFECT ON CAPITAL STOCK AND UNITS. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Units or any shares of Merger Sub Common Stock:

            (a) Conversion of Class A Common Units. With respect to each Class A Common Member, the Class A Common Units owned, in the aggregate, by such Class A Common Member as of immediately prior to the Effective Time shall be converted into and become that number of shares of Surviving Corporation Common Stock (rounded to


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      the nearest whole number) equal to (A) (i) that portion of the Aggregate
      Unpaid Yield attributable to the Class A Common Units then owned by such Class A Common Member plus (ii) that portion of the Aggregate Unreturned Capital Value attributable to the Class A Common Units then owned by such Class A Common Member plus (iii) (x) such Class A Common Member's Pro Rata Percentage multiplied by (y) the Residual Value divided by (B) the IPO Offering Price. As of the Effective Time, all Class A Common Units shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Class A Common Member shall cease to have any rights with respect thereto, except the right to receive the shares of Surviving Corporation Common Stock into which his or its Class A Common Units have been converted by the Merger as provided in this Section 8(a).

            (b) Conversion of Class B Common Units. With respect to each Class B Common Member, the Class B Common Units owned, in the aggregate, by such Class B Common Member as of immediately prior to the Effective Time shall be converted into and become that number of shares of Surviving Corporation Common Stock (rounded to the nearest whole number) equal to
      (A) (x) such Class B Common Member's Pro Rata Percentage multiplied by (y) the Residual Value divided by (B) the IPO Offering Price. As of the Effective Time, all Class B Common Units shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Class B Common Member shall cease to have any rights with respect thereto, except the right to receive the shares of Surviving Corporation Common Stock into which his or its Class B Common Units have been converted by the Merger as provided in this Section 8(b).

            (c) Conversion of Class C Common Units. With respect to each Class C Common Member, the Class C Common Units owned, in the aggregate, by such Class C Common Member as of immediately prior to the Effective Time shall be converted into and become that number of shares of Surviving Corporation Common Stock (rounded to the nearest whole number) equal to
      (A) (x) such Class C Common Member's Pro Rata Percentage multiplied by (y) the Residual Value divided by (B) the IPO Offering Price. As of the Effective Time, all Class C Common Units shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Class C Common Member shall cease to have any rights with respect thereto, except the right to receive the shares of Surviving Corporation Common Stock into which his or its Class C Common Units have been converted by the Merger as provided in this Section 8(c).

            (d) Conversion of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from the Surviving Corporation in cash $10.00 per share of Merger Sub Common Stock. As of the Effective Time, all shares of Merger Sub Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing shares of any Merger Sub Common Stock shall cease to have any rights with respect thereto, except the right to receive the cash into which his or its shares of Merger Sub Common Stock have been converted by the Merger as provided in this Section 8(d).


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            9. EXCHANGE PROCEDURE. As soon as reasonably practicable after the
Effective Time, (i) the Surviving Corporation shall mail or otherwise deliver to each Class A Common Member, each Class B Common Member and each Class C Common Member a notice (which notice shall include a copy of this Agreement) that the Merger has been consummated and (ii) each such Class A Common Member, Class B Common Member or Class C Common Member, as the case may be, shall, upon compliance with such reasonable conditions as the Surviving Corporation may impose to effect an orderly payment of the Merger Consideration (as herein defined), be entitled to receive a certificate representing the applicable number of shares of Surviving Corporation Common Stock as provided in Section 8 hereof (the "Merger Consideration") attributable to the Units owned by such Class A Common Member, Class B Common Member or Class C Common Member, as the case may be, as of immediately prior to the Effective Time. After the Effective Time, there shall be no further transfer on the records of the LLC or the Surviving Corporation with respect to any Units. The Merger Consideration paid pursuant hereto shall be deemed to have been paid in full satisfaction of all then remaining rights pertaining to the Units theretofore outstanding.

            10. DISTRIBUTION OF THE WARRANT NOTES. Prior to the Effective Time, the LLC shall distribute the Warrant Notes to the holders of the Warrant Units pursuant to, and in the manner set forth in, the last paragraph of Section 7.2 of the LLC Agreement (such distribution, the "Distribution of the Warrant Notes").

            11. CONDITIONS TO THE MERGER. Notwithstanding anything contained herein to the contrary, the consummation of the Merger is conditioned on (i) the LLC's completion of the Distribution of the Warrant Notes, (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") relating to the Merger, (iii) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the Merger being in effect and (iv) the pricing of the IPO.

            12. FURTHER ASSIGNMENT OR ASSURANCE. If at any time Merger Sub, as the Surviving Corporation, shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to carry out any of the provisions of this Agreement, the proper representatives of Surviving Corporation shall do all things necessary or proper to do so.

            13. EFFECTIVE TIME. Promptly following the satisfaction of all of the conditions to the consummation of the Merger set forth in Section 11 hereof, Merger Sub and the LLC shall file a certificate of merger in respect of the Merger (the "Delaware Certificate of Merger"), substantially in the form attached hereto as Exhibit C, with the Secretary of State of the State of Delaware and make all other filings or recordings required by law in connection with the Merger. The Merger shall become effective (the "Effective Time") upon the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware.

            14. HSR ACT. In the event any Class A Common Member, Class B Common Member or Class C Common Member has to make a filing under the HSR Act in connection


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with the Merger, the filing or similar type fee for such filing shall be paid by the LLC or one of its subsidiaries.

            15. TERMINATION. Anything in this Agreement or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated hereby may be abandoned by the LLC at any time prior to the Effective Time.

            16. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            17. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

            18. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effects as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

            19. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed by their respective authorized representatives as of the day and year first above written.



                                        WELLCARE HOLDINGS, LLC



                                        By:  /s/ Todd S. Farha
                                             -----------------------------------
                                             Name:  Todd S. Farha
                                             Title: Chief Executive Officer




                                        WELLCARE GROUP, INC.



                                        By:  /s/ Todd S. Farha
                                             -----------------------------------
                                             Name:  Todd S. Farha
                                             Title: Chief Executive Officer